UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2022

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

Hawaiian Holdings, Inc. (the "Company") is providing an update to its outlook for the first quarter and full year of 2022 based on changes since its prior outlook disclosed in Exhibit 99.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2022.

The COVID-19 public health crisis has continued to significantly impact demand for air travel and consequently driven considerable change to the Company's business. The Company anticipates that the path to recovery will continue to be non-linear and difficult to predict, but remains encouraged that as restrictions continue to lift and international borders continue to reopen, demand for travel to Hawai‘i will increase.

The State of Hawai‘i announced that the Safe Travels Hawai‘i restrictions will end on March 25, 2022, thereby removing the requirement that domestic travelers complete a Safe Travels application, which includes providing proof of COVID-19 vaccination or a pre-travel negative test result, in order to avoid a required quarantine period upon entering Hawai‘i.

First Quarter and Full Year 2022 Outlook Updates

The Company now expects its capacity for the full year of 2022 to decrease between approximately 2% to 6% compared to the full year of 2019, whereas the Company's prior guidance was for full year 2022 capacity to be approximately down 3% to up 1%. The Company now expects the full restoration of its historical Japan network by summer of 2022, a delay of a few months from its previous expectation. As a result of decreased capacity, the Company now expects its gallons of jet fuel consumed to be down 6.5% to 10.5% compared to the full year of 2019, whereas the Company's prior guidance was for full year 2022 gallons of jet fuel consumed to be down approximately 4.5% to 8.5%. The Company will continue to monitor and make capacity adjustments as needed, in response to changes in travel restrictions and the evolving fuel environment.

The Company now expects its total revenue for the first quarter of 2022 to be down approximately 26.5% to 29.5% compared to the first quarter of 2019, whereas the Company's prior guidance was for first quarter 2022 revenue to be down approximately 31% to 35%. The improvement is driven by better than expected demand and higher average fares throughout its network. Since the State of Hawai‘i announced the removal of nearly all COVID-19 related restrictions by the end of March due to low COVID-19 case counts and high vaccination rates, the Company has seen an increase in bookings.

The Company's estimates for its costs per available seat mile ("CASM"), excluding fuel and non-recurring items, for the quarter ending March 31, 2022 and full year ending December 31, 2022 now include the ratification of the International Association of Machinists and Aerospace Workers (IAM) agreements, which provide for higher wages effective February 16, 2022 and a one-time ratification bonus of $2.1 million that will be reflected as a special item in the financial results for the quarter ended March 31, 2022. With the ratification of the IAM agreements, the Company now expects its CASM excluding fuel and non-recurring items for the first quarter ending March 31, 2022, to end up on the higher end of its range of up 10% to 13%. The Company's estimates for its CASM excluding fuel and non-recurring items for the full year December 31, 2022 now include a 5.5 point headwind from wages and benefits which now incorporates a 1.5 point headwind for the ratification of the IAM agreement, 1.5 point headwind from other rentals and landing fees, 1 point for the delay in the resumption of our international service, and 0.5 point headwind from costs associated with preparations for the induction of the Boeing 787 into service in 2023, partially offset by 1.5 points of tailwinds from lower aircraft rent and depreciation and amortization.

The Company now expects its fuel price per gallon for the first quarter to be $2.76 and for the full year 2022 to be $2.73. Fuel prices are volatile as a result of Russia's ongoing invasion of Ukraine.

The Company has narrowed its range and now expects its adjusted EBITDA for the first quarter of 2022 to be between $(90) million and $(130) million, whereas the Company's prior guidance was for first quarter 2022 adjusted EBITDA to be between approximately $(90) million to $(150) million.

The Company's full year 2022 capital expenditure outlook remains unchanged at $105 to $125 million. The outlook reflects the expected delivery of two Boeing 787 aircraft in the first half of 2023.

First Quarter 2022 Outlook Summary

The table below summarizes the update to the Company's outlook for the first quarter ended March 31, 2022, expressed as an expected percentage change compared to the results for the first quarter ended March 31, 2019.

Item	Updated guidance	Prior guidance	GAAP Equivalent, Updated guidance	GAAP equivalent, Prior guidance
ASMs	No change	Down 10% to 13%
Total Revenue	Down 26.5% to 29.5%	Down 31% to 35%
Costs per ASM, excluding fuel and non-recurring items (a)	No change	Up 10% to 13%	Costs per ASM (a) Up 14.4% to 16.8% (b)	Costs per ASM (a) Up 11.7% to 14.2%
Gallons of Jet Fuel Consumed	No change	Down 18% to 21%
Fuel Price per Gallon (c)	$2.76	$2.53
Adjusted EBITDA (d)	$(90) million to $(130) million	$(90) million to $(150) million	Net Income (d)
Effective Tax Rate	No change	~21%

Full Year 2022 Outlook

The table below summarizes the Company's expectations for the full year ending December 31, 2022 expressed as an expected percentage change compared to the results for the year ended December 31, 2019.

Item	Updated Guidance	Prior Guidance	GAAP Equivalent, Updated Guidance	GAAP Equivalent, Prior Guidance
ASMs	Down 2% to 6%	Down 3% to up 1%
Costs per ASM excluding fuel and non-recurring items (a)	Up 6% to 10%	Up 3.5% to 7.5%	Cost per ASM (a) Up 11.3% to 14.5%	Costs per ASM (a) Up 5.8% to 9.0%
Gallons of Jet Fuel Consumed	Down 6.5% to 10.5%	Down 4.5% to 8.5%
Fuel Price per Gallon (c)	$2.73	$2.42
Capital Expenditures	No change	$105M To $125M

(a) See Table under "Non-GAAP Reconciliation" for a reconciliation of GAAP costs per ASM to costs per ASM excluding fuel and non-recurring items.
(b) Change due to one-time ratification bonus of $2.1 million to be reflected as a special item in the financial results for the quarter ended March 31, 2022.
(c) Fuel Price per Gallon estimates are based on the March 14, 2022 fuel forward curve.
(c) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate certain special and non-recurring charges, which could have a significant impact on the GAAP measure.

Table 1.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Estimated three months ending March 31, 2022					Estimated twelve months ending December 31, 2022
	(in thousands, except CASM data)
GAAP operating expenses	$601,074		-	$635,149		$2,619,659		-	$2,809,482
Aircraft fuel, including taxes and delivery	(140,681)		-	(146,023)		(659,707)		-	(689,191)
CBA ratification bonus	(2,100)			(2,100)		$(2,100)			$(2,100)
Adjusted operating expenses	$458,293		-	$487,026		$1,957,852		-	$2,118,191
Available seat miles	4,221,171		-	4,366,729		19,360,908		-	20,184,777
CASM - GAAP	14.24	¢	-	14.55	¢	13.53	¢	-	13.92	¢
Aircraft fuel, including taxes and delivery	(3.33)		-	(3.35)		(3.41)		-	(3.42)
CBA ratification bonus	(0.05)			(0.05)		(0.01)			(0.01)
Adjusted CASM	10.86	¢	-	11.15	¢	10.11	¢	-	10.49	¢

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s positioning for the upcoming year; the Company's ability, timing and progress in rebuilding its business from the impacts of COVID-19 pandemic; demand trends for travel to Hawai‘i; the timing of recovery of international, and particularly Japanese, demand for air travel; the Company’s updated outlook for the first fiscal quarter and fiscal year 2022 including, but not limited to, network capacity, revenue, CASM, fuel price per gallon and adjusted EBITDA; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting efforts related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourist industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic political and regulatory developments; geopolitical conflict; the price and availability of aircraft fuel; aircraft parts and personnel; competitive pressures, including the impact of increasing industry capacity between North America and Hawai‘i; maintenance of privacy and security of customer-related information and compliance with applicable federal and foreign privacy or data security regulations or standards; the Company’s dependence on technology and automated systems; the Company’s reliance on third-party contractors; satisfactory labor relations; the Company’s ability to attract and retain qualified personnel and key executives; successful implementation of the Company’s growth strategy and cost reduction goals; adverse publicity; risks related to the airline industry; the Company’s ability to obtain and maintain adequate facilities and infrastructure; seasonal and cyclical volatility; the effect of applicable state, federal and foreign laws and regulations; increases in insurance costs or reductions in coverage; the limited number of suppliers for aircraft, aircraft engines and parts; the Company’s existing aircraft purchase agreements; delays in aircraft or engine deliveries or other loss of fleet capacity; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; fluctuations in the Company's share price; and the Company's financial liquidity.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

None of the information furnished in this report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2022

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer